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                                                         EXHIBIT 10.28

                   ASSET TRANSFER AGREEMENT

                      DATED JUNE 26, 1996

                         BY AND AMONG

                           IMED LTD.

                        IMED CORPORATION,

                          PHARMACIA AB

                              AND

                   PHARMACIA & UPJOHN LIMITED


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                     ASSET TRANSFER AGREEMENT

     THIS AGREEMENT ("AGREEMENT") dated June 26, 1996 is made by and among IMED Limited (registered number 1570905) whose registered office is at 35 St. Thomas Street, London SE1 9SN, United Kingdom ("BUYER"); Pharmacia & Upjohn Limited (registered number 506792) whose registered office is at Fleming Way, Crawley, West Sussex RH10 2LZ, United Kingdom ("SELLER"); IMED Corporation, a Delaware (USA) corporation ("IMED"); and Pharmacia AB (publ.), a Swedish limited liability company ("PHARMACIA").


                              BACKGROUND

     Seller is a wholly-owned subsidiary of Pharmacia, and Buyer is a wholly-owned subsidiary of IMED.

     Pharmacia, IMED and Advanced Medical, Inc. ("AM") entered into an Amended and Restated Distribution Agreement, dated as of August 12, 1994 (the "DISTRIBUTION AGREEMENT") under which Pharmacia distributes IMED's infusion pumps, administration sets and related products in Europe. The Distribution
Agreement was originally entered into as of October 28, 1991.   In connection
therewith, Pharmacia and certain of its subsidiaries also acquired as of October 28, 1991, IMED's European business and assets relating to the distribution of IMED's infusion pumps, administration sets and related products in Europe.

     Pharmacia, IMED and AM have now agreed to assign Pharmacia's interest in the Distribution Agreement pursuant to the terms of a certain assignment agreement, dated the date hereof (the "ASSIGNMENT AGREEMENT"). In connection with the assignment of the Distribution Agreement, Pharmacia has, among other things, agreed to cause Seller to sell and transfer to Buyer certain of Seller's assets related to its business (the "BUSINESS") of distributing IMED's infusion pumps, administration sets and related products in Europe.

     NOW, THEREFORE, the parties hereto agree as follows:

1.   INTERPRETATION.

     Terms defined in the Distribution Agreement shall, save the context otherwise requires, bear the same meanings herein. "AFFILIATE" shall mean any entity controlled, controlling or under common control with the designated party, where "control" means the direct or indirect ownership of more than 50% of the equity or voting interests.

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2.  TRANSFER OF ASSETS.

     2.1 SALE OF ASSETS. Subject to the terms and provisions of this Agreement, Seller shall or shall procure to sell to Buyer, and Buyer shall purchase on the Completion Date (as defined in Clause 4.1 below), the following properties and assets as they shall exist on the Completion Date (the "ASSETS"):

            (a) the benefit subject to the burden (so far as same is capable of assignment) of all contracts for the supply of Disposables to which Seller or any of its Affiliates is a party, including, without limitation, all contracts for the supply of Disposables in connection with the lease, sale of other disposition of infusion pumps manufactured by IMED, whether or not separate or any consideration is stated to be paid for such pumps, including, without limitation, the unperformed portion of the contracts referred to on SCHEDULE 2.1(A) ("IOC'S"), and all infusion pumps owned by Seller which are in the possession of the hospitals or other parties to the IOC's;

            (b) the benefit subject to the burden (so far as same is capable of assignment) of:(i) all other contracts (and outstanding proposals and tenders therefor) for the supply of and/or service of Products and Disposables by Pharmacia or its Affiliates, including those set forth in
     SCHEDULE 2.1(b); and (ii) the distributor and other agreements and contracts of Seller referred to in SCHEDULE 2.1(b) (collectively with the IOC's and the contracts referred to in clause (i) above, the "ASSIGNED CONTRACTS");

            (c) all Products (including spare parts therefor) and Disposables owned or possessed by Seller on the Completion Date and all such Products and Disposables owned or in the possession of Pharmacia or any of its Affiliates on the Completion Date;

            (d) all regulatory licenses, approvals and registrations for the Products (so far as same is capable of assignment) held in the name of Pharmacia or any its Affiliates, including, without limitation, those listed on SCHEDULE 2.1(d);

            (e)  all promotional materials relating solely to the Products;

            (f) copies of and the nonexclusive right to use all customer lists and other customer account information relating to the Products;

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            (g)  the computer equipment, vehicles, demonstration units, testing and service equipment and other fixed assets of Seller and its French and German Affiliate described in SCHEDULE 2.1(G) (the "FIXED ASSETS");

            (h) copies of all books and records possessed by Seller (or any of its Affiliates) relating to the Assets and the Assumed Liabilities, including, without limitation, training and service manuals, service history records, claims from customers, personnel records of the Transferred Employees, and correspondence and other documents with governmental authorities concerning regulatory approvals and registrations for the Products; PROVIDED, that the foregoing shall not include financial and tax information (other than sales invoices and customer payment records), and other information not relating in each case solely to the Products, Disposables, Assets or Assumed Liabilities. To the extent such books and records contain information relating to other products or businesses, Seller and such Affiliates shall cooperate with Buyer to provide, in the form of extracts or in any other reasonable manner, the relevant books and records relating to the Products, Disposables, Assets and Assumed Liabilities.

     2.2    RETAINED ASSETS.   All properties and assets of Seller or
Pharmacia or any of its Affiliates, other than the Assets (the "RETAINED ASSETS") are expressly excluded from the purchase and sale contemplated hereby, including:

            (a)  all cash of Seller on hand, on deposit or in transit;

            (b) all bank accounts, securities and investments of Seller and other cash equivalents;

            (c) all amounts receivable arising out of the sale of Products shipped by Seller (or Pharmacia or any of its Affiliates) prior to the Completion Date, other than in respect of IOC's, receivables arising on or after the Completion Date;

            (d) all patents, copyrights, license rights and any and all intellectual property of Seller; and

            (e) all other property, assets, rights and interests of Seller, of any type and wherever located, other than as specifically set forth in Clause 2.1 above.

     2.3    ASSUMPTION OF LIABILITIES.  Upon Completion (as defined in Clause
4.1 below), Buyer shall assume, pay and discharge when due only the following liabilities and obligations of Seller or one or more of its Affiliates, except to the extent any such liability or obligations

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arises by reason of or constitutes a breach of one or more of Seller's representations or warranties in Section 6 below (the "ASSUMED LIABILITIES"):

            (a) all liabilities and obligations accruing after the Completion Date under the Assigned Contracts;

            (b) all obligations accruing after the Completion Date with respect to the supply of replacement parts and service of Products shipped prior to such date, (including without limitation, any obligations to service Products and provide replacement parts during or following expiration of applicable warranty periods, whether or not attributable to a nonconformity with any warranty to Pharmacia, its Affiliates or their customers) as required by law or under any Assigned Contract, including all extended warranty contracts included within the Assigned Contracts referred to on SCHEDULE 2.1(b); and

            (c) subject to Clause 3.4 below, all liabilities and obligations to all of the Transferred Employees (as defined in Clause 8.2 below).

     2.4 RETAINED LIABILITIES. Save for the Assumed Liabilities and as otherwise provided in the Assignment Agreement, Buyer does not hereby assume any other liabilities or obligations of Seller or any of its Affiliates (all such liabilities and obligations being sometimes collectively referred to as the "RETAINED LIABILITIES"), all of which Seller shall continue to be solely responsible for, including, without limitation, all liabilities and obligations relating to employees other than Transferred Employees.

     2.5 SALE OF ASSETS AND LIABILITIES OF SELLER'S AFFILIATES. Seller shall procure that each of its Affiliates which possess any of the Assets execute such transfer instruments and other agreements which are required to transfer such Assets to Buyer or its designee. At the Completion, the parties shall execute such transfer instruments which may be required in accordance with local law.

3. PURCHASE PRICE.

     3.1    PURCHASE PRICE.

            (a) The purchase price for the Assets (the "PURCHASE PRICE") shall be US$1,037,000 plus the Inventory Value, plus the Fixed Assets Value (as such terms are defined in Clause 3.2 below). Buyer shall pay to Seller, by way of provisional payment, the sum of US$2,583,000 (the "UNADJUSTED PURCHASE PRICE") at Completion.

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            (b)  The parties have agreed that the Unadjusted Purchase Price shall be fairly allocated to the Assets in the manner set forth in
     SCHEDULE 3.1. Such allocation to inventory shall be adjusted to the extent required as a result of any adjustments to the Unadjusted Purchase Price which are made in accordance with Clause 3.3 below.

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     3.2    INVENTORY AND FIXED ASSETS VALUE.  The Inventory Value and the
Fixed Assets Value shall be determined as follows:

            (a) The "INVENTORY VALUE" shall mean the value of all Products and Disposables described in Clause 2.1(c) (exclusive of the infusion pumps subject to the IOC's). The Inventory Value shall be determined after a physical inventory in the United Kingdom and France (and applicable inventory control records in other countries) and valuing all Products at the Product Price then in effect, plus all duty and freight charges incurred to import and transport such Products to the warehouse of Seller or its Affiliate. Products and Disposables in transit to Seller from IMED shall be excluded. The parties have tentatively established an Inventory Value of US$1,500,000, which amount shall be used for the purpose of determining the Unadjusted Purchase Price. Such amount shall be subject to adjustment as provided in Clause 3.3 below.

            (b) The "FIXED ASSETS VALUE" shall mean the book value of the Fixed Assets as reflected in Seller's accounting records, which the parties have established at $46,000.

     3.3 PURCHASE PRICE ADJUSTMENT. The Unadjusted Purchase Price shall be subject to adjustment as follows:

            (a) Within thirty (30) days after the Completion Date, Seller shall cause to be prepared a statement (the "PRELIMINARY STATEMENT") specifying the Inventory Value as at the Completion Date. When completed, the Preliminary Statement shall promptly be delivered to Buyer for review, together with all material work papers, calculations and other records or information used to prepare the Preliminary Statement.

            (b) If Buyer does not dispute Seller's calculation of the Inventory Value, the Preliminary Statement shall be conclusive and binding on the parties. If Buyer disagrees with Seller's calculation of the Inventory Value as of the Completion Date, it shall so notify Seller in writing within thirty (30) days following delivery of the Preliminary Statement by Seller to Buyer and the parties will use all reasonable efforts to resolve any such disputes. If any such dispute can not be resolved within thirty (30) days after submission of the written objections of Buyer to Seller, the parties agree that they will submit the matter to Arthur Andersen (the "ACCOUNTING FIRM"). The resolution of the dispute by the Accounting Firm will be conclusive and binding upon the parties hereto, notwithstanding any later allegation or determination of error, mistake or miscalculation, whether willful or negligent, by any person, in connection with the determination made by the Accounting Firm. The fees and expenses of the Accounting Firm will be paid one-half by Buyer and one-half by Seller. The

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     Preliminary Statement as finally determined pursuant to this subsection
     (b) is hereinafter referred to as the "FINAL STATEMENT".

            (c) For purposes of this Agreement, the "ADJUSTED PURCHASE PRICE" shall be equal to the sum of (i) US$1,083,000, plus (ii) the Inventory Value set forth on the Final Statement, less (iii) the aggregate amount of prepayments to Seller for extended warranty contracts included among the Assigned Contracts allocable on a pro rata basis (based on the number of days) to the remaining term of such warranties as of the Completion Date, plus or minus (iv) the aggregate amount of any adjustment to the Inventory Value resulting from the adjustments required under Section 4.1 and Exhibit 1.16 of the Distribution Agreement. All amounts in the Final Statement which are stated in Pounds Sterling or other currency shall be converted into U.S. Dollars at the exchange rate set forth in the Eastern Edition of THE WALL STREET JOURNAL on the Completion Date.

            (d) If the Adjusted Purchase Price is greater than the Unadjusted Purchase Price, Buyer shall pay to Seller the amount by which the Adjusted Purchase Price exceeds the Unadjusted Purchase Price.

            (e) If the Adjusted Purchase Price is less than the Unadjusted Purchase Price, Seller shall pay to Buyer an amount equal to the difference between the Unadjusted Purchase Price and the Adjusted Purchase Price.

            (f) For the purpose of effecting the payments due under subsections (d) or (e) above, Buyer shall have the right to offset the aggregate amount of all invoices then unpaid which were issued under the Distribution Agreement for Products delivered to Seller prior to the Completion Date.

            (g) Any payment required to be made under subsections (d) or (e) above, as the case may be, shall be made within two (2) business days of the determination of the Adjusted Purchase Price, by wire transfer to an account designated by the person entitled to receive such payment. Any payment to be made pursuant to subsections (d) or (e) above, as the case may be, which is not made when due shall bear interest at the rate of fifteen percent (15%) per annum from the due date thereof until the date paid.

     3.4 APPORTIONMENT OF COSTS. All wages, salaries and other periodic outgoings in respect of the Transferred Employees and other periodic outgoings in respect of the Assets and the Assumed Liabilities for any period of time before the Completion Date shall be borne by Seller and for any period of time after that time shall be borne by Buyer. Such outgoings in

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respect of any period starting on or before the Completion Date and ending after it shall be apportioned accordingly.

     3.5 TRANSFER TAXES. Buyer shall pay all stamp duty, registration fees and other sales, transfer, stamp, use, excise, value added or other similar taxes, and all notarial, recording, registration and filing fees, arising out of, or imposed by reason of the sale, transfer, assignment and delivery of the Assets required by law to be paid by the Buyer in connection with the sale or transfer of the Assets and the Assumed Liabilities. Seller shall pay all such taxes and fees required by law to be paid by it.

4.  COMPLETION.

     4.1    COMPLETION.    Subject to the provisions of Section 5, completion
of the sale and purchase of the Assets (hereinafter called "COMPLETION") shall take place at the offices of Simmons & Simmons on August 30, 1996 (the "Completion Date") or such other mutually acceptable date within 10 days after the satisfaction of the each of the conditions referred to in Section 5 below.

     4.2    CONVEYANCE INSTRUMENTS. Upon Completion:

            (a) Seller shall execute such documents and take all other action as may be reasonably requested by Buyer to vest title to the Assets in Buyer;

            (b) All Products (and spare parts therefor) and Disposables held by Seller shall be delivered Ex Works at Seller's warehouse in Milton Keynes, England (INCOTERMS 1990);

            (c) The Unadjusted Purchase Price shall be paid by Buyer by wire transfer of immediately available funds to the bank account designated in writing by Seller.

            (d) The parties shall exchange the other documents and take the other actions referred to in SCHEDULE 4.2;

            (e) Each of Seller and Buyer (and any applicable Affiliate) shall execute such transfer instruments and other agreements which may be required under local law to transfer to Buyer all Assets located outside of the United Kingdom.

     4.3 FURTHER ASSURANCES. Seller and Buyer, as the case may be, at the request of the other, at or after the Completion Date, will execute and deliver, or cause to be executed and

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delivered, to the other such documents and instruments, in addition to those specifically required by the provisions of this Agreement, in form and substance reasonably satisfactory to the other, as may reasonably be necessary or desirable to carry out or implement any provision of this Agreement.

     4.4    CONSENT AND APPROVAL.

     (a) Each party hereto hereby agrees to use reasonable efforts to (i) obtain any and all third party consents and approvals required in connection with the performance by it of the transactions contemplated by this Agreement; and (ii) do all such other acts as are necessary or advisable in order to cause the consummation of the transactions contemplated hereby and thereby.

     (b) The foregoing notwithstanding, where any consent or agreement of a third party is required for the transfer of the benefit of any Assigned Contract or any other Assets to Buyer or the assumption by Buyer of any Assumed Liabilities and the release of Pharmacia or its Affiliates from such liabilities, and despite the parties' reasonable endeavors, such consent or agreement is not forthcoming, the parties shall conduct themselves on the basis that such assets will be held by Seller (free and clear of any liens and other encumbrances, other than claims of the other contract party) on behalf of Buyer and liabilities performed by Buyer on behalf of any of Pharmacia or its Affiliates. The parties agree to act in a manner consistent with reasonable business practices; such measures shall include (where permitted by legal and regulatory requirements) abstaining from seeking consents to assign IOC's and other contracts until such time, if any, that the third party to the contract objects, at which time each party shall use reasonable efforts to obtain such consent.

     4.5    TRANSITION PERIOD.

     (a) From the date hereof until the Completion Date (the "TRANSITION PERIOD") Seller and Buyer shall cooperate to formulate and implement plans to (i) relocate the Assets to the premises of Buyer and (ii) relocate those of the Transferred Employees who are to be relocated from the premises of Seller to the offices of Buyer. All moving and relocation costs and expenses as contemplated by (i) and (ii) above shall be paid by Buyer.

     (b) In relation to the distributor agreements referred to in SCHEDULE 2.1(b) (the "DISTRIBUTOR AGREEMENTS"), IMED hereby undertakes to Seller and Pharmacia to use its best endeavors to enter into, or to procure that Buyer or one of its affiliates enters into, new distributor agreements with the relevant distributors and to provide (at the expense of Buyer) such release of Seller from its liabilities and obligations under the Distributor Agreements as Seller may reasonably require, provided that, in the event that such release is not obtained by

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Buyer within 90 days after the Completion Date, Seller shall be entitled to terminate such Distributor Agreements by giving the relevant distributors notice of termination (the notice to be such period as Seller shall on a case by case basis deem reasonable). Seller assumes all risks and liabilities arising out of any such termination by it.

5.   CONDITIONS TO COMPLETION.

     5.1 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER. The obligations of Buyer under this Agreement shall be subject to the following conditions being completed to Buyer's satisfaction on or prior to the Completion Date:

     (a) CERTIFICATES. The representations and warranties of Seller contained in this Agreement and in any Schedule, certificate or other document delivered in connection with the transactions contemplated by this Agreement shall be true and correct in all material respects on and as of the Completion Date, except as affected by the consummation of the transactions contemplated by this Agreement, and Seller shall have furnished a certificate to Buyer so stating and affirming that all obligations and covenants required to be performed by Seller prior to the Completion Date have been (and the same shall in fact have been) performed in all material respects.

     (b) ABSENCE OF LITIGATION. No litigation, governmental investigation or other proceeding arising out of or relating to Seller or any of its Affiliates or this Agreement and the transactions contemplated hereunder shall have been instituted or threatened in a manner which, in the reasonable judgment of Buyer, renders it inadvisable to proceed with the consummation of the transactions contemplated by this Agreement.

     (c) OTHER CONSENTS AND APPROVALS. Any consents and approvals required in connection with the consummation of the transactions contemplated by this Agreement shall have been obtained, including those described on SCHEDULES
6.5 AND 7.3.

     (d) ASSIGNMENT AGREEMENT. IMED, Pharmacia and AM shall have executed and delivered the Assignment Agreement.

     (e) COMPLETION DOCUMENTS. Seller and IMED shall have executed and delivered such other certificates and other instruments and agreements and documents as the respective counsel for the parties may reasonably request for the purpose of carrying out the transactions contemplated by this Agreement, including without limitation, any and all instruments and documents reasonably required or requested by Buyer from any third party in connection with

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this transaction and determined by Buyer in good faith to be necessary for the consummation of this transaction.

     5.2 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER. The obligations of Seller under this Agreement shall be subject to the satisfaction, at or prior to the Completion, of each of the following conditions:

     (a) CERTIFICATES. The representations and warranties of Buyer contained in this Agreement and in any Schedule, certificate or other document delivered in connection with the transactions contemplated by this Agreement shall be true and correct in all material respects on and as of the Completion Date except as affected by the consummation of the transactions contemplated by this Agreement and Buyer shall have furnished a certificate to Seller so stating and affirming that all obligations and covenants required to be performed by Buyer prior to the Completion Date have been (and the same shall in fact have been) performed in all material respects.

     (b) ABSENCE OF LITIGATION. No litigation, investigation or other governmental proceeding arising out of or relating to Buyer or any of its Affiliates or this Agreement and the transactions contemplated by this Agreement shall have been instituted or threatened in a manner which, in the reasonable judgment of Seller, renders it inadvisable to proceed with the consummation of the transactions contemplated hereunder.

     (c)  OTHER CONSENTS AND APPROVALS.  Any consents and approvals on
SCHEDULE 6.5 required to be obtained by Seller in connection with the transactions contemplated by this Agreement shall have been obtained.

     (d) ASSIGNMENT AGREEMENT. IMED, Pharmacia and AM shall have executed and delivered the Assignment Agreement.

     (e) COMPLETION DOCUMENTS. Buyer and Pharmacia shall have executed and delivered such other certificates and other instruments and agreements and documents as the respective counsel for the parties may reasonably request for the purpose of carrying out the transactions contemplated by this Agreement, including without limitation, any and all instruments and documents reasonably required or requested by Seller from any third party in connection with this transaction and determined by Seller in good faith to be necessary for the consummation of this transaction.

6.  REPRESENTATIONS AND WARRANTIES OF SELLER.

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     Seller represents and warrants to Buyer that:

     6.1 ORGANIZATION AND EXISTENCE. Seller is a limited liability company organized and validly existing under the laws of England and has all requisite power and authority to own, lease and operate the Assets and its other properties and to carry on its business as now being conducted. The Documents (as defined in Clause 6.3 below) executed and delivered by Seller constitute, or when executed and delivered will constitute, the legal, valid and binding agreements of Seller. The execution, delivery and performance by Seller of the Documents to be executed and delivered by Seller are within its powers.

     6.2    NO CONFLICT.   Neither the execution and delivery of this
Agreement or any of the other Documents, the performance by Seller of its obligations hereunder and thereunder, nor the consummation of the transactions contemplated hereby or thereby will:(a) violate any provisions in Seller's Memorandum or Articles of Association;(b) subject to Clause 4.4(b) above, require notice to or the consent of any party to any agreement to which Seller is a party, or by which it or any of its properties is bound or subject;(c) constitute a default under, any loan or credit agreement, indenture, mortgage, deed of trust or other contract or agreement to which Seller (or any of its Affiliates) is a party or by which it or its property is bound, or result in the creation, imposition, or enforcement of any encumbrance on any of the Assets; or (d) violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority to which Seller (or any of its Affiliates) or any of its properties is bound or subject.

     6.3 DOCUMENTS. As used in this Agreement, the term "DOCUMENTS" means this Agreement and all other instruments, agreements and documents executed and delivered or to be executed and delivered by any one or more of the parties hereto in connection with the transactions contemplated hereby.

     6.4 TITLE AND CONDITION OF THE ASSETS. Seller has good and marketable title to all of the Assets and such title is in all material respects free and clear of any mortgages, deeds of trust, pledges, vendors' or other liens, claims, leases, subleases, assignments, security interests or encumbrances of any kind other than materialmens', workmens' and other similar statutory liens arising in the ordinary course of business, except that Seller's title to the infusion pumps placed under IOC's shall be subject to the IOC's and all rights of third parties arising therefrom. The Products were maintained and stored under secure, sanitary storage conditions, and are substantially in the same condition as they were when delivered by IMED to Seller's warehouse.

     6.5 CONSENTS. SCHEDULE 6.5 sets forth a list of all of the approvals, consents, filings, registrations and releases of third parties (including, without limitation, any

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government or governmental or regulatory agency) which are required for the execution or delivery by Seller of this Agreement or the Documents or the consummation by Seller of the transactions contemplated herein and therein, including, without limitation, the sale, transfer or assignment of the Assets to Buyer (including, without limitation, under any contract or agreement to which Seller is a party or to which the Assets are subject).

     6.6 FINDERS. None of Seller nor any of its Affiliates have dealt with any broker, finder, investment bank or financial adviser as to whom Buyer may have an obligation to pay any broker's or finder's fee in connection with the origin, negotiation, execution or performance of this Agreement.

     6.7    EMPLOYMENT.

     (a) The Transferred Employees (as defined in Clause 8.2 below) were all employed by Seller immediately before the execution of this Agreement, there are no other persons to whom the Regulations (as defined in Clause 8.2 below) might apply and no Transferred Employee has given or been given written notice of termination of employment.

     (b) Details of the written terms of employment (including the emoluments and the age and date of commencement of continuous employment) of every Transferred Employee are set out in, or attached to, the separate letter, dated June 20, 1996, previously provided to IMED by Seller's counsel (the "Compensation Letter").

     (c) In respect to the Transferred Employees, there is no dispute between Seller and any trade unions or other organization formed for a purpose similar to a trade union, existing, pending or threatened, and there is no collective bargaining agreement or other arrangement to which Seller is a party.

     (d) Seller does not have in existence nor is it proposing to introduce any share incentive scheme, share option scheme or profit sharing bonus or other incentive scheme for all or any of the Transferred Employees.

     (e) All contracts of service with the Transferred Employees may be terminated by not more than three months' notice without giving rise to any claim for damages or compensation (other than a statutory redundancy payment or statutory compensation for unfair dismissal).

     (f) No moneys or benefits other than in respect of contractual emoluments are payable to any of the Transferred Employees and Seller is not under any present, future or contingent liability to pay compensation for loss of office or employment to any ex-officer or

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ex-employee and no payments are due under the Employment Protection
(Consolidation) Act 1978.

     (g) No Transferred Employee is absent from work for any reason other than normal paid holiday or short-term sickness absence (i.e., absence of less than three days).

     6.8    PENSIONS.

            (a)  DEFINITIONS.  For the purpose of this Clause 6.8 and Clause
8.8 below, the terms set forth below shall be defined as follows:

            (i) "PENSION SCHEME" means the Kabi Pharmacia Limited Retirement Benefits Scheme (or the trustees from time to time of that scheme as the context requires); summary terms of which are set out in the explanatory booklet entitled, "Retirement Benefits Scheme" (dated August 1994) which was previously supplied to Buyer;

            (ii) "PENSIONABLE EMPLOYEES" means a person who is both a Transferred Employee and is, or apart from being absent from work would be, in pensionable service under the Pension Scheme;

            (iii) "BUYER'S SCHEME" means the retirement benefits scheme nominated by or at the instance of the Buyer pursuant to Clause 8.8(a) or as the context requires the trustees from time to time of such scheme;

            (iv) "STATUTORY TRANSFER CONDITIONS" means the provisions contained in Chapter IV Part IV of the Pension Schemes Act 1993.

            (v) "Seller's Actuary" means Michael Sharpe of Scottish Widows or such other actuary appointed by the Seller for the purpose of this Agreement.

            (vi) "Buyer's Actuary" means Nick Buckland of Bacon & Woodrow or such other actuary appointed by the Buyer for the purpose of this Agreement.

            (2) Save for the Pension Scheme and pension provided by the state, the Seller:

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

            (i) is not under any obligation to pay or provide pension or other retirement, sickness disability or death benefits to any of the Transferred Employee or to any person in respect of such Transferred Employee; and

            (ii) is not a party nor does or has it contributed to any scheme or arrangement for the provision of pension or other retirement, sickness disability or death benefits and under which any Transferred Employee or person in respect of him is actually prospectively or contingently entitled to benefit.

            (c) No Transferred Employee enjoys any special terms of membership of the Pension Scheme and the Seller is not paying any benefit of a kind described in (b)(i) or (ii) above to any Transferred Employee or to any person in respect of such Transferred Employee.

            (d) Neither the Seller nor the Pension Scheme is engaged in any litigation or arbitration proceedings in relation to any of the Transferred Employees and, so far as the Seller is aware, no litigation or arbitration proceedings is pending or threatened by or against the Pension Scheme in relation to the Transferred Employees.

            (e) Seller will not before Completion enter into any obligation or agreement (whether legally binding or not) to provide or procure the provision of benefits in the nature of those described in Clauses 6.8(b)(i) or (ii) above in respect of any Transferred Employee save in accordance with the provisions of the Pension Scheme.

            (f) Seller is not making and has not regularly made and will not before Completion make any ex gratia payments to any Transferred Employees or to any person in respect of any of them.

            (g) No power under the Pension Scheme to augment benefits accrued before Completion has been or will be exercised before Completion in favor of any of the Transferred Employees (or any person in respect of any of them).

            (h) Insofar as the Transferred Employees are concerned, the Pension Scheme will be maintained in full force until Completion and, except with the consent of Buyer (such consent not to be reasonably withheld or delayed), its provisions will not be amended before Completion nor will any power or discretion be exercised before Completion which may affect materially the interests under the Pension Scheme of any of the Transferred Employees (or any person in respect of any of them other than to comply with any requirement of the Inland Revenue or statute or other legal requirements).

            (i)  The Pension Scheme is an exempt approved scheme.

            (j) The Pension Scheme is contracted-out and the Seller holds or is named in and will until Completion continue to hold or be named in an appropriate contracting-out certificate (within the meaning of the Pension Schemes Act 1993) in respect of those of the Transferred Employees who are members of the Pension Scheme.

            (k) Except as provided in Clause 8.8 below, no undertaking or assurance has been given by Seller to any Transferred Employee as to the introduction or increase or improvements of any pension rights or entitlements which Buyer would be required to implement in accordance with good industrial relations practice whether or not there is any legal obligation to do so.

            (l) Except for those identified on Schedule 8.2 as now employed by its French affiliate, Seller does not participate in any retirement benefits scheme established under or regulated by the laws of any jurisdiction outside of the United Kingdom in respect of any Transferred Employee.

     6.9    ASSIGNED CONTRACTS.  Except as expressly stated in either
SCHEDULE 2.1(a) or 2.1(b):

            (a) None of the Assigned Contracts is of a long term (namely, in excess of 5 years) nature or involves:

                 (i) any contract entered into otherwise than in the ordinary course of business;

                 (ii) any agreement or arrangement otherwise than on arm's length terms;

                 (iii) any sale or purchase option or similar contract or arrangement affecting any of the Assets;

                 (iv)  any distributorship or agency agreement.

            (b) Seller has no knowledge of the invalidity of or grounds for recision, avoidance or repudiation of any of the Assigned Contracts and has not received notice of any intention to terminate any of such Assigned Contracts.

            (c) Save for any condition or warranty implied by law or contained in its standard terms of business or otherwise given in the ordinary course of business, so far as

Seller is aware, there is no guarantee, warranty or representation in respect of the Products or services supplied or contracted to be supplied by the Business nor save as aforesaid any obligation relating to the business which could give rise to any liability after any such goods or services have been supplied by it.

            (d) Seller has complied in all material respects with its obligations contained in the IOC's.

            (e) All Assigned Contracts are in full force and effect; neither Seller nor, to Seller's knowledge, any other party thereto is in default in any material respect under any Assigned Contract and there are not any outstanding material disputes thereunder; and so far as Seller is aware, there has been no threatened cancellation of any Assigned Contract.

Except as provided in Clause 3.3(c)(iii), none of Seller nor any of its Affiliates have received any advance payments under any of the Assigned Contracts or with respect to any Assumed Liability for the performance of obligations after the Completion Date.

     6.10 LITIGATION AND GOVERNMENT PROCEEDINGS. To the extent relating to the Products or the Business, none of Seller nor any of its Affiliates is a party (whether directly or as a cross-defendant or liable under any written indemnity agreement) nor, to the best of its knowledge, threatened with: any litigation, suit, action or legal, administrative, arbitration or other proceeding or governmental investigation. Seller is not in default with respect to any judgment, order or decree of any court of any other governmental body concerning the Products in any way.

     6.11 REGULATORY APPROVALS. Schedule 2.1(d) contains a complete list of all regulatory approvals, licenses and registrations for the Products obtained by Seller or any of its Affiliates for the Products and which are now held in any of their names, other than registrations obtained by notification only.


7.   REPRESENTATIONS AND WARRANTIES OF BUYER.

     Buyer represents and warrants to Seller that:

     7.1 ORGANIZATION AND EXISTENCE. Buyer is a limited liability company organized and validly existing under the laws of England and has all requisite power to enter into and perform the Documents. The Documents executed and delivered by Buyer constitute, or when executed and delivered will constitute, the legal, valid and binding agreements of Buyer. The execution, delivery and performance by Buyer of the Documents to be executed and delivered by Buyer are within its powers.

     7.2  NO CONFLICT.   Neither the execution and delivery of this Agreement
or any of the other Documents, the performance by Buyer of its obligations hereunder and thereunder, nor the consummation of the transactions contemplated hereby or thereby will:(a) violate any provisions in Buyer's Memorandum or Articles of Association;(b) require notice to or the consent of any party to any agreement to which Buyer is a party, or by which it or any of its properties is bound or subject;(c) constitute a default under, any loan or credit agreement, indenture, mortgage, deed of trust or other contract or agreement to which Buyer is a party or by which it or its property is bound; or (d) violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority to which Buyer or any of its properties is bound or subject.

     7.3 CONSENTS. SCHEDULE 7.3 sets forth a list of all of the approvals, consents, filings, registrations and releases of third parties (including, without limitation, any government or governmental or regulatory agency) which are required for the execution or delivery by Buyer of this Agreement or the Documents or the consummation by Buyer of the transactions contemplated herein and therein.

     7.4 FINDERS. None of Buyer nor any of its Affiliates have dealt with any broker, finder, investment bank or financial adviser as to whom Seller may have an obligation to pay any broker's or finder's fee in connection with the origin, negotiation, execution or performance of this Agreement.

8.   ADDITIONAL COVENANTS.

     8.1 CONDUCT OF BUSINESS PRIOR TO COMPLETION. Except as specifically provided in this Agreement, from the date hereof to Completion and to the extent relating to the Products or the Business, Seller shall (a) operate its business only in the normal course and not undertake any action not routine;
(b) maintain its properties in customary repair, order and condition; (c) maintain its books, accounts and records in the usual and ordinary manner; and (d) use reasonable commercial efforts to (1) keep available the services of its present employees and (2) preserve its present relationships with customers, suppliers and others having business dealings with it.

     8.2    PERSONNEL AND LABOR MATTERS.

     (a) Seller and Buyer shall discharge all their respective obligations arising under or by virtue of the Transfer of Undertakings (Protection of Employment) Regulations 1981 (the "REGULATIONS") prior to Completion. Seller and Buyer acknowledge that by virtue of the Regulations (and equivalent requirements in France), the contracts of service of the employees of Seller (and Seller's French Affiliate) who are listed in SCHEDULE 8.2 (the "TRANSFERRED EMPLOYEES") shall have effect as if originally made between the Transferred Employees and Buyer save insofar as the terms of those contracts of service relate to occupational pension schemes. Pending Completion, Seller (and Seller's French Affiliate) shall not, save with the prior written consent of Buyer, alter or enter into new contracts of employment with the Transferred Employees or any collective agreements governing employment relationships between Seller (and Seller's French Affiliate) and the Transferred Employees and will not offer a contract of employment to any person who following acceptance of such offer would, upon completion, become an employee of Buyer by virtue of the Regulations.

     (b) Seller (and its French Affiliate) shall perform and shall be fully liable for all of its obligations and liabilities in respect of its employees up to and including the Completion Date, under or by virtue of the terms and conditions of the contracts of those employees.

     (c) Except for the Transferred Employees, for a period of eighteen (18) months after Completion, neither party nor any of its Affiliates shall, directly or indirectly, solicit or otherwise induce any employee of another party or any of its Affiliates engaged in such entities' infusion product business to terminate or change his or her employment.

     (d)(i) Seller shall be responsible for and shall fully indemnify and keep indemnified the Buyer from and against all liabilities and obligations whensoever they arise arising, directly or indirectly, from any act or omission of the Seller in relation to the Transferred Employees prior to the Completion Date, including those which are deemed by virtue of the Regulations to be an act or omission of the Buyer after the Completion Date.

     (ii) Buyer shall be responsible for and shall fully indemnify and keep indemnified the Seller from and against all liabilities and obligations whensoever they arise arising, directly or indirectly, from any act or omission of the Buyer in relation to the Transferred Employees.

     8.3 ACCESS. Seller shall give Buyer and its attorneys, accountants and other representatives full access, during normal business hours, to its and its Affiliates' premises and books and records, and to cause its officers, attorneys and certified public accountants to furnish such representatives with such financial and other information with respect to the Assets and the Assumed Liabilities as such representatives shall reasonably request.

     8.4  VAT PROVISIONS.

     (a) All amounts expressed in this Agreement as payable by Buyer are expressed exclusive of any valued added tax ("VAT") which may be chargeable thereon.

     (b) Seller and Buyer shall use all reasonable endeavors to procure that the sale of the Assets hereunder is treated by H.M. Customs & Excise as a transfer of assets within both section 4-9 of the Value Added Tax Act 1994 ("VATA 94") and article 5 of the Value Added Tax (Special Provisions Order
1995) ("SPO 95"), save that Seller shall not be required by virtue of this subsection to make any appeal to any court or tribunal against any determination of H.M. Customs & Excise that such sale does not fall to be so treated.

     (c) Buyer declares that it is duly registered for VAT purposes under registration number ___________ and that Buyer shall upon and immediately after the Completion use the Assets to carry on the same kind of business (whether or not as part of any existing business of Buyer) as Seller's prior business relating to the Products.

     (d) Seller shall at Completion deliver to Buyer all of its records for VAT purposes relating to the Assets that are required under Schedule 11 paragraph 6 VATA 94 to be preserved by Buyer in place of Seller and Seller will not thereafter make a request to H.M. Customs & Excise for such records to be taken out of the custody of Buyer.

     (e) Buyer shall, for such period as may be required by law, preserve the records delivered to it by Seller pursuant to subsection (d) and, upon being given reasonable notice by Seller or its agents or Pharmacia, Buyer shall make those records available to Seller or its agents or Pharmacia for inspection or copying.

     (f) If, notwithstanding the provisions of subsection (b), H.M. Customs & Excise shall determine that VAT is properly chargeable in respect of the transfer of all or any part of the Assets hereunder, Seller shall notify Buyer of that determination and shall supply Buyer with a copy of such determination within seven days of its being so advised by H.M. Customs & Excise and Buyer shall pay to Seller a sum equal to the amount of VAT properly determined by H.M. Customs & Excise to be so chargeable within fourteen days of Seller notifying Buyer of that determination (against delivery by Seller of an appropriate tax invoice for VAT purposes). Buyer is also obliged to pay at the same time a sum equivalent to any penalty and any interest (chargeable pursuant to section 74 VATA 94) incurred by Seller solely as a result of a failure to account at the proper time to H.M. Customs & Excise for the VAT properly chargeable in respect of the transfer of all or any part of the Assets hereunder (provided always that Buyer shall not be liable to Seller in respect of any penalty or interest which arises by reason of any delay or default or error on the part of Seller in accounting for the said VAT to H.M. Customs & Excise once Seller has been put in funds by Buyer pursuant to this sub-clause).

     (g) Seller and Buyer shall together send a letter substantially in the form of SCHEDULE 8.4 to H.M. Customs & Excise immediately after the Completion seeking confirmation that the transfer of the Assets is treated as neither a supply of goods nor a supply of service under article 5 SPO 95.

     (h) Where one party is required by the terms of this Agreement to reimburse or indemnify another for the costs or expenses of any supplies made to that other party, the reimbursing party shall (unless otherwise agreed) also at the same time pay and indemnify such other party against all the VAT input tax incurred by that other party provided that within seven days after the reimbursed party has obtained credit or repayment of the whole or any part of such Value Added Tax input tax, such reimbursed party shall pay over an amount equal to such repayment or credit to the reimbursing party.

     8.5 ANNOUNCEMENTS. Except as provided below, any public disclosure of the transactions contemplated hereby and the terms hereof or results obtained hereunder (including but not limited to press releases or other statements made available generally by a party hereto to the public) will be reviewed and consented to by each party prior to such disclosure. Such consent shall not be untimely or unreasonably withheld by any party hereto.
Notwithstanding the foregoing, any party hereto may, without the prior consent of the other parties hereto: (a) disclose (i) the existence of the Agreement (and the aggregate purchase price payable hereunder), (ii) the general subject matter hereof (other than material business, technical and commercial terms hereof or related hereto) and (iii) the identity of the parties hereto or (b) make public disclosure of this Agreement and of the transactions contemplated hereby or, the terms hereof to the extent that such public disclosure is required by any law, or rule or regulation of any agency, including without limitation to the generality of the foregoing, the United States Securities and Exchange Commission or any securities exchange on which securities of the disclosing party are then listed. At the request of Buyer and to the extent now possessed by Seller's counsel, Seller shall provide copies of this Agreement and all Documents on computer readable diskettes.

     8.6 BOOKS AND RECORDS. The Seller shall make a request to HM Customs & Excise under Section 49(1)(b) VATA 1994 and shall if HM Customs & Excise so direct retain all records referred to in the said Section 49(1) relating to the business and shall upon the Buyer's written requests and at the Buyer's expense deliver copies of the said records to the Buyer and shall also allow the Buyer or its agents upon giving reasonable notice to the Seller as to the originals of such records. Except as otherwise required by the foregoing provisions of this

Clause 8.6, Buyer shall retain the books and records included within the Assets as they physically exist upon Completion for a period of five (5) years from Completion, and Seller shall retain its books and records (pertaining to its conduct of business prior to Completion relating to the sale and servicing of the Products) as they physically exist upon Completion for a period of five (5) years from Completion. Each party shall have access to such of the other's books and records on reasonable notice during normal business hours for any reasonable and necessary purpose. If either party desires copies of any such books and records after such retention period, it shall notify the other and will be permitted to have copies or make copies of such books and records, provided that the requesting party bears the costs and expenses of such copying.

     8.7    ACTIONS DURING TRANSITION PERIOD AND AFTER THE COMPLETION.

            (a) The Seller and Buyer shall consult and confer concerning the procedure, content and timing for notification of employees, customers, distributors, regulatory authorities and others concerning the transfer of the Assets and the assignment of the Distribution Agreement.

            (b) IMED or, where required by law, the parties jointly shall notify regulatory authorities in each country within the Territory of the change in the distribution of IMED's infusion products in such country. To the extent required by law in any country, IMED shall designate a local representative to be the legally responsible person in such country for regulatory matters relating to the Products.

            (c) For a period not to exceed 90 days after Completion, Pharmacia and its Affiliates in the Territory outside the United Kingdom and, unless the parties otherwise agree, France shall provide certain services to Buyer and its designee as further described in SCHEDULE 8.7(C), subject to the terms set forth in such Schedule. Such services shall include warehousing, receipt and shipment of Products, and invoicing, all of which shall be provided on behalf of Buyer. Unless otherwise agreed, Pharmacia and its Affiliates shall have the right, at Buyer's expense, to ship to Buyer all inventory and other Assets in their possession at the end of such 90 days period.

            (d)  Buyer shall provide Seller the service work described on
     SCHEDULE 8.7(d) concerning compounding equipment sold by such Affiliate, subject to the terms set forth in such Schedule.

            (e) Each party shall remit promptly to the other party any checks or other payments it receives which properly belong to the other party, including any payments directed to Buyer for payment of Seller's accounts receivable outstanding on the

     Completion Date and, subject to the terms referred to in Clause 8.7(c) above, those directed to Seller for payment of Buyer's invoices issued after the Completion Date.

     8.8    PENSION SCHEMES.

     (a) The Buyer shall on or before Completion (or as soon thereafter as possible) nominate or procure the nomination of a retirement benefits scheme which is or which is designed to be capable of approval as an exempt approved scheme under s.592, Income and Corporation Taxes Act 1988 and is contracted-out within the meaning of the Pension Schemes Act 1993.

     (b) (i) The Buyer undertakes to the Seller to procure that the Pensionable Employees are at the time of Completion (or as soon thereafter as possible) offered membership of the Buyer's Scheme on terms as to benefits and contributions for services, as on the Completion Date, which are identical to those applicable to the Pensionable Employees under the Pension Scheme immediately prior to execution of this agreement.

          (ii) The Buyer undertakes to the Seller to procure that the cover for all risk benefits is maintained for the Pensionable Employees from Completion to the date which is one month after the date invitation to join Buyer's Scheme has been issued to the Pensionable Employees.

          (iii) The Buyer shall indemnify the Seller and hold the Seller harmless against all and any costs, claims, expenses and liabilities whatsoever arising out of or in connection with pension, retirement or death benefits not being provided on or after Completion (whether in respect of any period before or after Completion) for or in respect of the Transferred Employees or any of them, at the same level and on the same terms as such benefits are provided prior to Completion (to the extent such benefits were previously disclosed by Seller to Buyer or are otherwise required to be provided by law).

     (c) The Buyer shall procure that in respect of service before Completion, subject to the transfer being made and monies received in accordance with paragraph (e) below, each Pensionable Employee is credited under the Buyer's Scheme in respect of pensionable service up to Completion with benefits which would (if the credit had been made on Completion, have had on that date a capital value which equals (or as nearly as may be) that part of the transfer value which relates to him and for this purpose the actuarial assumptions and methodology set out in the Compensation Letter shall apply MUTATIS MUTANDIS.

     (d)  The Seller shall use its reasonable endeavors to procure that:

          (i) The Pension Scheme notifies each Pensionable Employee in writing as soon as practicable after he ceases to be in pensionable service under the Pension Scheme of the options available to him under the Pension Scheme;

          (ii) Any Pensionable Employee who on ceasing to be in pensionable service under the Pension Scheme does not acquire a right to a transfer value under the Statutory Transfer Conditions is given the option under the Pension Scheme of a transfer value as if he had acquired such a right;

          (iii) The transfer value paid in respect of any Pensionable Employee shall be an enhanced transfer value calculated in accordance with Clause 8.8(e) with reference to completed pensionable service and allowing for future salary increases and pension increases but excluding any surplus. The principal actuarial assumptions and methodology used in the calculation are as set out in the Compensation Letter and

          (iv) If a Pensionable Employee (including one within Clause 8.8(d)(ii) above) requests in writing that a transfer value be paid in respect of him in a manner permitted under the Statutory Transfer Conditions the Pension Scheme gives effect to that request as soon as practicable.

     (e) Immediately after Completion, Seller shall instruct Seller's Actuary to determine the enhanced transfer value referred to in 8.8(d)(iii) within 56 days after Completion.

          (i) Seller and the Buyer shall procure that all such information as is in their respective possession, custody or control as Seller's Actuary or Buyer's Actuary may reasonable request for the purpose of calculating the transfer value available promptly to such actuary.

          (ii) Seller shall use their respective best endeavors to expedite the determination of the transfer value.

          (iii) Buyer's Actuary shall have the right to review the determination made by Seller's Actuary. He may dispute such determination only to the extent he finds that Seller's Actuary did not follow the principal assumptions set forth in the Compensation Letter. Any dispute between Seller's Actuary and Buyer's Actuary concerning the determination of the transfer values shall, in the absence of an agreement between them, be referred to an independent actuary. The independent actuary shall be nominated jointly by Seller and Buyer or, failing such nomination within 14 days from the first nomination of and actuary by one party or the other, shall be nominated jointly by Seller and Buyer or, failing such nomination, shall be nominated by the President for the time being of The Institute of Actuaries at the instances of the party first applying to him. The independent actuary so appointed shall act as an expert and not as an arbitrator. His decision shall be final and binding. His costs shall be borne between Seller of the one part and Buyer of the other part as the independent Actuary may direct.

          (iv) Within 10 days after the final determination of the enhanced transfer value, Seller shall transfer in cash the amount of such value to the Buyer's Scheme.

9.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION.

     9.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made under Sections 6 and 7 or in any Document delivered hereunder shall not terminate, but shall survive the Completion Date and continue in effect until the expiration of 12 months following the Completion Date (other than the representations set forth in Sections 6.1, 6.2, 6.4, 7.1 and 7.2, all of which shall continue until their applicable limitation period under law) at which time they shall expire; PROVIDED, HOWEVER, that any such representation or warranty as to which a BONA FIDE claim shall have been notified in writing to the other party during such survival period shall continue in effect.

     9.2 SURVIVAL OF COVENANTS AND AGREEMENTS. Except as expressly stated otherwise, all covenants and agreements made hereunder or pursuant to the Documents shall not terminate but shall survive the Completion.

     9.3 INDEMNIFICATION BY SELLER. Seller agrees to indemnify and hold harmless Buyer, its affiliates, their respective officers, directors and principal stockholders and their respective successors and assigns from and against any claims, liabilities, losses (including diminished value), damages or expenses (any one such item being herein called a "LOSS" and all such items being herein collectively called "LOSSES") which are caused by or arise out of: (a)any breach or default in the performance by Seller of any covenant or agreement made by Seller under this Agreement or any Document;(b) subject to Clause 9.1, any breach of warranty or representation made by Seller under
Section 6 or in any Document;(c) any Retained Liabilities or any other liabilities or obligations of Seller or any of its Affiliates (whether absolute or contingent) other than the Assumed Liabilities; and (d) any and all actions, suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable legal fees) incident to any of the foregoing. Notwithstanding the foregoing provisions of this Clause 9.3, no claim for indemnification shall be made by Buyer with respect to Clause 9.3(b) or Clause 9.3(d) to the extent incident or otherwise related to the breach of a warranty or representation covered by Clause 9.3(b), unless and until the aggregate amount of all Losses of Buyer in respect thereof shall exceed $200,000 (the "Required Minimum"). If the Required Minimum shall be exceeded, Buyer shall be entitled to seek and obtain indemnification from Seller for any and all Losses, including those within the Required Minimum, exceeding $50,000.

     9.4 INDEMNIFICATION BY BUYER. Buyer agrees to indemnify and hold harmless Seller, its affiliates, their respective officers, directors and principal stockholders and their respective successors and assigns from and against any Losses which are caused by or arise out of:(a) any breach or default in the performance by Buyer of any covenant or agreement made by Buyer under this Agreement or any Document;(b) subject to Clause 9.1, any breach of warranty or representation made by Buyer under Section 6 or in any Document;(c) any Assumed Liabilities;(d) any and all actions, suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable legal fees) incident to any of the foregoing; or (e) any act by Buyer after the Completion Date arising out, or related to, the operation by Buyer of its business related to the Products. Notwithstanding the foregoing provisions of this Clause 9.4, no claim for indemnification shall be made by Seller with respect to Clause 9.4(b) or Clause 9.4(d) to the extent incident or otherwise related to the breach of a warranty or representation covered by Clause 9.4(b), unless and until the aggregate amount of all Losses of Seller in respect thereof shall exceed the Required Minimum. If the Required Minimum shall be exceeded, Seller shall be entitled to seek and obtain indemnification from Buyer for any and all Losses, including those within the Required Minimum, exceeding $50,000.

     9.5 DEFENSE BY INDEMNIFYING PARTIES. An indemnified party shall notify the indemnifying party of any claim of such indemnified party for indemnification under this Agreement within thirty (30) days of the date on which an executive officer of such indemnified party first becomes aware of the existence of such claim whether such claim would be subject to the Required Minimum or otherwise. Such notice shall specify the nature of such claim in reasonable detail and the indemnifying party shall be given reasonable access to any documents or properties within the control of the indemnified party as may be useful in the investigation of the basis for such claim. The failure to so notify the indemnifying party within such thirty-day period shall not constitute a waiver of such claim (provided that it does not interfere with the right of the indemnifying party to defend such action) but an indemnified party shall not be entitled to receive any indemnification with respect to any Loss that occurred as a result of the failure of such person to give such notice.

In the event any indemnified party is entitled to indemnification hereunder based upon a claim asserted by a third party the indemnifying party shall be given prompt notice thereof, in reasonable detail. The failure to so notify the indemnifying party shall not constitute a waiver of such claim but an indemnified party shall not be entitled to receive any indemnification with respect to any Loss that occurred as a result of the failure of such person to give such notice. The indemnifying party shall have the right (without prejudice to the right of any indemnified party to participate at its expense through counsel of its own choosing) to defend or prosecute such claim at its expense and through counsel of its own choosing if it gives written notice of its intention to do so not later than twenty (20) days following notice thereof by the indemnified party or such shorter time period as required so that the interests of the indemnified party would not be materially prejudiced as a result of its failure to have received such notice; PROVIDED, HOWEVER, that if the defendants in any action shall include both an indemnifying party and an indemnified party and the indemnified party shall have reasonably concluded that counsel selected by the indemnifying party has a conflict of interest because of the availability of different or additional defenses to the indemnified party, the indemnified party shall have the right to select separate counsel to participate in the defense of such action on its behalf, at the expense of the indemnifying party. If the indemnifying party does not so choose to defend or prosecute any such claim asserted by a third party for which any indemnified party would be entitled to indemnification hereunder, then the indemnified party shall be entitled to recover from the indemnifying party, on a monthly basis, all of its attorneys' reasonable fees and other costs and expenses of litigation of any nature whatsoever incurred in the defense of such claim. Notwithstanding the assumption of the defense of any claim by the indemnified party pursuant to this subsection, the indemnifying party shall have the right to approve the terms of any settlement of a claim (which approval shall not be unreasonably withheld).

     9.6 COOPERATION. The indemnifying party and the indemnified party shall cooperate in furnishing evidence and testimony and in any other manner which the other may reasonably request, and shall in all other respects have an obligation of good faith dealing, one to the other, so as not to unreasonably expose the other to an undue risk of loss. The indemnified party shall be entitled to reimbursement for out-of-pocket expenses incurred by it in connection with such cooperation. Except for fees and expenses for which indemnification is provided pursuant to Clause 9.3 or Clause 9.4 , as the case may be, and as provided in the preceding sentence, each party shall bear its own fees and expenses incurred pursuant to this Clause 9.6.

     9.7 REMEDIES EXCLUSIVE. Subject to the last sentence of this Clause 9.7, from and after the Completion Date, the rights and remedies under Clauses 9.3 and 9.4 shall be deemed to be exclusive of all other rights and remedies that would otherwise be available to the parties hereto for breach of the representations and warranties under Sections 6 and 7, respectively. The exercise or attempted exercise by either party of any such rights or remedies shall not preclude the simultaneous or later exercise by such party of any or all other such rights or remedies as provided in Section 9. No course of dealing by either party, or any delay or omission of any party in exercising any rights or remedies under this Agreement shall operate as a waiver of such right or remedy or any other rights or remedies of such party provided in this Section 9. Notwithstanding the foregoing, the parties agree that remedies at law may be inadequate, and accordingly, each of the parties hereto, in addition to other remedies they may have, shall have the right to enforce their respective rights hereunder by an action or actions for specific performance, injunction or other appropriate equitable remedies.

     9.8 NO WARRANTY. Except as expressly provided in this Agreement, the Documents and the Schedules, the Assets are sold "AS IS, WHERE IS," AND WITH ALL FAULTS. EXCEPT AS SPECIFICALLY PROVIDED IN THIS AGREEMENT, THERE ARE NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

     9.9 ALLOCATION. Although the consideration for the Assets is allocated as provided in Schedule 3.1, its is nevertheless agreed that such consideration is a single price and for the purpose of determining any Loss, the compensation payable shall be determined accordingly.

10.   MISCELLANEOUS.

     10.1 CHOICE OF LAW. This Agreement shall be governed by and construed in accordance with the laws of England.

     10.2 JURISDICTION. In relation to any legal action or proceeding to enforce this Agreement or arising out of or in connection with this Agreement ("PROCEEDINGS") each of the parties irrevocably submits to the jurisdiction of the English courts and waives any objection to Proceedings in such courts. Without prejudice to the generality of the foregoing, each of the parties irrevocably waives any objection to such jurisdiction on the grounds of venue or on the grounds the proceedings have been brought in an inconvenient forum or on the ground that proceedings between the parties involving the same cause of action are already before the courts of another jurisdiction. Such submissions shall not affect the right of any party to take Proceedings in any other jurisdiction nor shall the taking of proceedings in any jurisdiction preclude any party from taking Proceedings in any other jurisdiction.

     10.3 PROCESS AGENT. IMED and Buyer, and Pharmacia and Seller irrevocably appoint Edward Banks of Slaughter & May and Richard Slater of Simmons & Simmons, respectively, as their process agents respectively to accept on their behalf service of process in any Proceedings in England.
Such service shall be deemed effective on delivery to such process agent (whether or not it is forwarded to and received by such party). If for any reason such process agent ceases to be able to act as process agent, or no longer has an address in England, the relevant party irrevocably agrees to appoint a substitute process agent in England acceptable to the other parties and to deliver to the other parties a copy of the new process agent's acceptance of that appointment within 30 days stating the new process agent's address. In default of such substitute being appointed, and notified to the other parties, service of process shall be deemed effective upon delivery to the address of process agent as may be notified to the other parties, notwithstanding that such process agent is no longer found at such address or has ceased to act.

     10.4 OTHER METHODS OF PROCESS. The relevant parties hereto irrevocably consents to any process in any Proceedings anywhere being served in accordance with the provisions of this Agreement relating to the service of notices. Such service shall become effective 30 days after dispatch. Nothing herein contained shall affect the right to serve process in any other manner permitted by law.

     10.5 EXPENSES. The parties shall each pay their own expenses in connection with the negotiation, preparation and carrying out of this Agreement.

     10.6 NOTICES. All notices, requests, demands, waivers, consents, approvals or other communications to either party hereunder shall be in writing in English and shall be deemed to have been duly given if delivered personally to such party or sent to such party by Federal Express, DHL or other reputable overnight courier service, telegram or telex, or by registered or certified mail, postage prepaid, to the following addresses:

     If to Buyer or IMED:

            IMED Corporation
            9775 Businesspark Avenue
            San Diego, California 92131
            Attention:  Office of General Counsel

            with a copy to:

            Gordon Altman Butowsky Weitzen Shalov & Wein
            114 West 47th Street
            New York, NY 10036
            Attention:  Keith L. Schaitkin, Esq.

     If to Seller or Pharmacia:

            Pharmacia AB
            S-171 97 Stockholm
            Sweden
            Attention:  General Counsel

            with a copy to:

            Wiggin & Dana
            301 Tresser Blvd.
            Stamford, CT 06901 USA
            Attention:     James F. Farrington, Jr.

or to such other address as the addressee may have specified in notice duly given to the sender as provided herein. Such notice, request, demand, waiver, consent, approval or other communications will be deemed to have been given as of the date so delivered, telegraphed, telexed, or five (5) days after so mailed.

     10.7 ENGLISH LANGUAGE. If this Agreement is translated into any language, the English language version shall govern in the event of any conflict or question of construction or interpretation.

     10.8 SEVERABILITY. In the event that any provision of this Agreement shall be found in any jurisdiction to be illegal, void, invalid or unenforceable, such finding shall in no event invalidate any other provision of this Agreement in that jurisdiction, and the legality, validity and enforceability of the entire Agreement shall not be affected in any other jurisdiction.

     10.9 ENTIRE AGREEMENT. This Agreement and the other documents referred to herein state the entire agreement reached between the parties hereto with respect to the transactions contemplated hereby and may not be amended or modified except by written instrument duly executed by the parties hereto. Any and all previous agreements and understandings between the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement.

     10.10 NO WAIVER. The failure of either party hereto to enforce at any time, or for any period of time, any provision of this Agreement shall not be construed as a waiver of such provision or of the right of such party thereafter to enforce each and every provision.

     10.11 ASSIGNMENT, BINDING EFFECT. Neither of the parties hereto shall assign this Agreement nor any of their respective rights or obligations hereunder without the prior written consent of the other party, which consent shall not be withheld unreasonably. Any such attempted assignment without such consent shall be void. Notwithstanding the foregoing, either party hereto shall be entitled to assign this Agreement to another person without such consent upon thirty (30) days prior written notice, if such person (i) acquires (by purchase or merger) all or substantially all of such party's business and assets and (ii) assumes all of the obligations of such party hereunder. This Agreement and the rights granted herein shall be binding upon and shall inure to the benefit of Seller, Buyer and their respective successors and permitted assigns. Any party hereto may assign, or grant a security interest in, its rights hereunder to a lender as collateral security for a loan, as part of a financing involving a similar collateral assignment or grant with respect to a substantial portion of its assets.

     10.12 HEADINGS. All section headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

     10.13 COUNTERPARTS. This Agreement may be executed in any number of counterparts and each party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. It shall not be necessary in making proof of this Agreement or any counterpart hereof to account for any of the other counterparts.

     10.14 CURRENCY. All payments due under Section 3 shall be made in lawful coin and currency of the United States of America. In respect of any calculation contemplated by this Agreement of any amount denominated in British Pounds which is payable under such Section, such calculation shall be based upon the exchange rate for British Pounds and United States of America Dollars contained in the Eastern Edition of THE WALL STREET JOURNAL on the day which comes closest to preceding the Completion Date. All payments of Losses under Clauses 9.3 and 9.4 shall be determined and payable in the currencies in which the Losses were incurred.

     10.15  IMED GUARANTY.

     (a)  OBLIGATIONS GUARANTEED.  IMED unconditionally and irrevocably:

            (i) guarantees to Seller and Pharmacia as principal obligor and not merely as surety (with the intention that any amount not recoverable for any reason from IMED under this clause on the basis of a guarantee shall nevertheless be recoverable on the basis of an indemnity) the due and punctual payment by Buyer of all sums payable under this Agreement as and when the same fall due;

            (ii) guarantees to Seller and Pharmacia as principal obligor and not merely as surety the due and punctual performance by Buyer of all other acts, covenants and obligations to be performed, given or observed by it under this Agreement; and

            (iii) undertakes to keep Seller and Pharmacia fully and effectually indemnified against all losses, damages, costs, claims and expenses whatsoever arising out of or in connection with any failure on the part of Buyer to effect due and punctual payment of any sum as aforesaid or to perform or observe all or any of the other acts, covenants and obligations aforesaid.

     (b) NO DISCHARGE. The obligations of IMED under this Agreement shall not be discharged except by performance and then only to the extent of such performance. Such obligations:

     (i) shall not be subject to any prior notice to or demand upon the IMED with regard to any default on the part of Buyer or otherwise;

     (ii)  shall not be impaired by:

     (A)  any extension of time, forbearance or concession given to Buyer; or

     (B) any assertion of or failure to assert any right or remedy against Buyer; or

     (C)  any modification or variation of the provisions of this Agreement;
          or

     (D)  the administration, insolvency or liquidation of Buyer; or

     (E) by any other thing which might otherwise wholly or partially discharge IMED from its obligations under this Agreement or affect its liability if IMED were the sole principal debtor.

     (c) CONTINUING GUARANTEE. The guarantee and indemnity contained in this clause shall be a continuing guarantee and indemnity and shall remain in full force and effect until all moneys payable to Seller and Pharmacia by Buyer under the provisions of this Agreement shall have been duly paid and all acts, covenants and obligations described in sub-Clause 10.16(a)(ii) have been duly performed.

     10.16  PHARMACIA GUARANTY.

     (a)  OBLIGATIONS GUARANTEED.  Pharmacia unconditionally and irrevocably:

          (i) guarantees to Buyer and IMED as principal obligor and not merely as surety (with the intention that any amount not recoverable for any reason from Pharmacia under this clause on the basis of a guarantee shall nevertheless by recoverable on the basis of an indemnity) the due and punctual payment by Seller of all sums payable under this Agreement as and when the same fall due;

          (ii) guarantees to Buyer and IMED as principal obligor and not merely as surety the due and punctual performance by Seller of all other acts, covenants and obligations to be performed, given or observed by it under this Agreement; and

          (iii) undertakes to keep Buyer and IMED fully and effectually indemnified against all losses, damages, costs, claims and expenses whatsoever arising out of or in connection with any failure on the part of Seller to effect due and punctual payment of any sum as aforesaid or to perform or observe all or any of the other acts, covenants and obligations aforesaid.

     (b) NO DISCHARGE. The obligations of Pharmacia under this Agreement shall not be discharged except by performance and then only to the extent of such performance. Such obligations:

     (i) shall not be subject to any prior notice to or demand upon Pharmacia with regard to any default on the part of Seller or otherwise;

     (ii)  shall not be impaired by:

     (A)  any extension of time, forbearance or concession given to Seller; or

     (B) any assertion of or failure to assert any right or remedy against Seller; or

     (C)  any modification or variation of the provisions of this Agreement;
          or

     (D)  the administration, insolvency or liquidation of Seller; or

     (E) by any other thing which might otherwise wholly or partially discharge Pharmacia from its obligations under this Agreement or affect its liability if Pharmacia were the sole principal debtor.

     (c) CONTINUING GUARANTEE. The guarantee and indemnity contained in this clause shall be a continuing guarantee and indemnity and shall remain in full force and effect until all moneys payable to Buyer and IMED by Seller under the provisions of this Agreement shall have been duly paid and all acts, covenants and obligations described in sub-Clause 10.17(a)(ii) have been duly performed.


              THE NEXT PAGE IS THE SIGNATURE PAGE

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                 IMED LIMITED



                                 By:____________________________________
                                 Name:
                                 Title:


                                 IMED CORPORATION



                                 By:_____________________________________
                                 Name:
                                 Title:



                                 PHARMACIA & UPJOHN LIMITED



                                 By:____________________________________
                                 Name:
                                 Title:




                                 PHARMACIA AB



                                 By:____________________________________
                                 Name:
                                 Title:

                              LIST OF SCHEDULES


Schedule  2.1(a)              IOC Contracts
Schedule  2.1(b)              Other Assigned Contracts
Schedule  2.1(d)              Regulatory Approvals
Schedule  2.1(g)              Fixed Assets
Schedule  3.1                 Purchase Price Allocation
Schedule  4.2                 Completion Documents
Schedule  6.5                 Consents Required by Seller
Schedule  7.3                 Consents Required by Buyer
Schedule  8.2                 Transferred Employees
Schedule  8.4                 VAT Notification Letter
Schedule  8.7(c)              Transition Services for IMED
Schedule  8.7(d)              Service Work for Pharmacia
Schedule  8.8                 Pension Scheme Valuation

                                                             SCHEDULE 2.1(a)


                             IOC CONTRACTS




           SEE ATTACHED 4 PAGES IDENTIFYING IOC'S AS OF 2/96


Other IOC's were entered into (or have expired) in the ordinary course of business on substantially similar terms since that date.

                                                             SCHEDULE 2.1(b)

                       OTHER ASSIGNED CONTRACTS

DISTRIBUTOR AGREEMENTS
- ----------------------

COUNTRY             COMPANY             SPECIFIC WRITTEN CONTRACT
- -------             -------             -------------------------
Portugal            Iberdata LdA                  no
Malta               Technoline Ltd                no
Cyprus         Pap Medical              no
Israel              Levant Tech Ltd               no
Palestine           Intermed                      no
Ireland        Intraveno                yes
Sweden              Gote Johansson                yes



OTHER AGREEMENTS
- ----------------

(1) Extended Warranty Contracts as described in the enclosed list and typical letter agreements

(2)  Car leases described in the enclosed list and Contract Hire Master
     Agreement

(3) Miscellaneous contracts referred to in the enclosed intracompany correspondence

                                                             SCHEDULE 2.1(d)

                          REGULATORY APPROVALS



SEE THE ENCLOSED PAGES CONCERNING FRANCE AND ITALY. Seller does not hold any registrations or other regulatory approvals to sell the Products which were obtained by it, other than those requiring notification only..
Notifications - either by Buyer or jointly - to regulatory authorities may be required in one of more countries.

                                                             SCHEDULE 2.1(g)

                     FIXED ASSETS TO BE TRANSFERRED



              AS DESCRIBED ON THE ENCLOSED LIST AS OF 4/30/96

PLUS
- ----

(1)  Seller-owned vehicles identified on the enclosed list

(2) Equipment used solely for the testing or servicing of IMED Products which is possessed by Seller's French or German affiliate

                                                             SCHEDULE 3.1

                      PURCHASE PRICE ALLOCATION


ASSETS HELD BY SELLER
- ---------------------

    ASSET                                               USD (000's)
    -----                                               -----------
IOC's (plus pumps placed with contract parties)             1,037

Inventory                                                     700

Fixed Assets                                                   46
                                                            -----
SUBTOTAL                                                    1,783


ASSETS HELD BY SELLER'S FRENCH AFFILIATE
- ----------------------------------------

Inventory                                                     300

Fixed Assets                                                    0
                                                              ---



ASSETS HELD BY SELLER'S OTHER AFFILIATES
- ----------------------------------------

Inventory                                                     500

Fixed Assets                                                    0



TOTAL                                                       2,583

NOTE: The transfer of all intangibles and goodwill, and the consideration therefor, are provided for in the Assignment Agreement

                                                             SCHEDULE 4.2


                             OTHER COMPLETION DOCUMENTS



Acte de Cession D'Elements de Fonds de Commerce (Asset Sale Agreement) for the Assets held by Seller's French affiliate

Bills of sale or other assignment instruments to transfer to Buyer all Inventory

Notifications to regulatory authorities concerning the change in the distributor of the IMED Products.

                                                             SCHEDULE 6.5


                                CONSENTS REQUIRED BY SELLER


French Treasury (concerning the transfer of the Assets held by Seller's French affiliate)

Consents are required under the terms of most of the Assigned Contracts. The parties shall follow the procedure set forth in Clause 4.4(b).

                                                             SCHEDULE 7.3

                     CONSENTS REQUIRED BY BUYER

                                                             SCHEDULE 8.2


                        TRANSFERRED EMPLOYEES


TRANSFERRED EMPLOYEES OF SELLER
- -------------------------------

R Bradshaw
D Grant
D Holden
C McLean
K Hemmings
N Moore
K Watts
M Barclay
E Dawson
P Highmoor
T Holyday
M Rowley
G Walker
M Harper
C Wass

TRANSFERRED EMPLOYEES OF SELLER'S FRENCH AFFILIATE
- --------------------------------------------------

P. Andre
L. Veron

                                                             SCHEDULE 8.4

                          VAT NOTIFICATION LETTER



                       SEE THE ENCLOSED FORM OF LETTER

                                                             SCHEDULE 8.7(c)

                         TRANSITION SERVICES FOR IMED


Pharmacia market companies on the Continent (excluding of the UK and France, and those markets listed in Schedule 2.1(b) as served by distributors) shall invoice IMED customers for a period of ninety (90) days after the Completion Date.

Pharmacia market companies shall perform warehouse services by holding levels of product inventory requested by IMED.

Pharmacia shall ship all product to IMED customers on behalf of IMED.

IMED will not require Pharmacia to actively sell products to new or existing customers. This will include no active promotion of the IMED instrument line.

Pharmacia personnel shall process all incoming orders through its Customer Service Departments.

All service requirements for installed equipment will be performed by IMED's new service center in the U.K. All product in need of servicing should be collected by Pharmacia personnel and sent freight collect to IMED U.K. Operations. IMED will then return the equipment to Pharmacia freight prepaid. All freight charges incurred by Pharmacia to return the product to the customers once, and not recovered by Pharmacia, will be billed to IMED Ltd.

IMED will invoice sales of products to Pharmacia market companies at 70% of Pharmacia third party pricing to the end user. Approximate pricing levels will be provided to IMED by Pharmacia to permit IMED to invoice at 70% of third party pricing. At the end of ninety (90) days, IMED and Pharmacia will reconcile pricing so that Pharmacia is ensured of receiving 30% of net sales service fee.

Should IMED not require the services of Pharmacia prior to the end of ninety
(90) days, IMED shall notify the Pharmacia market company fifteen (15) working days in advance and make arrangements for all inventory to be transferred to the appropriate destination. All reconciliation of pricing will be completed earlier per the above paragraph.

All such services shall be provided by Pharmacia as an agent and for the benefit of IMED. IMED shall indemnify and defend Pharmacia and its affiliates from and against all claims and liabilities arising out of the performance of such services, including all claims for product defects and infringement of the intellectual property rights of any third party.

                                                             SCHEDULE 8.7(d)

                       SERVICE WORK FOR PHARMACIA



       SEE THE ATTACHED LIST OF OUTSTANDING VACUMAT CONTRACTS AND THE
                        CONTRACT TERMS FOR SERVICE